Exhibit 4.5(a)

EXECUTION VERSION

PEOPLE’S UNITED BANK,

BANK OF SMITHTOWN

and

WILMINGTON TRUST COMPANY, as Fiscal and Paying Agent

FIRST SUPPLEMENTAL FISCAL AND PAYING AGENCY AGREEMENT

Dated as of November 30, 2010

to

FISCAL AND PAYING AGENCY AGREEMENT

Dated as of June 29, 2009

11% SUBORDINATED NOTES DUE JULY 1, 2019

THIS FIRST SUPPLEMENTAL FISCAL AND PAYING AGENCY AGREEMENT dated as of November 30, 2010 (this “Supplemental Agreement”) is by and among People’s United Bank, a federally-chartered stock savings bank (the “Successor Issuer”), Bank of Smithtown, a New York state-chartered bank (the “Issuer”), and Wilmington Trust Company, a banking corporation organized under the laws of the State of Delaware, as Fiscal and Paying Agent (the “Fiscal and Paying Agent”), under the Fiscal and Paying Agency Agreement referred to below.

NOW, THEREFORE, in consideration of the premises and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged by the parties hereto, the Fiscal and Paying Agent, the Issuer and the Successor Issuer hereby agree as follows:

PRELIMINARY STATEMENTS

The Fiscal and Paying Agent and the Issuer are parties to that certain Fiscal and Paying Agency Agreement dated as of June 29, 2009 (the “Base Agreement”), pursuant to which the Issuer issued U.S. $5,000,000 of its 11% Subordinated Notes due July 1,2019 (the “Subordinated Notes”).

As permitted by the terms of the Base Agreement, the Issuer shall merge (the “Merger”) with and into the Successor Issuer, with the Successor Issuer as the surviving entity, pursuant to an Agreement and Plan of Merger, dated as of August 4, 2010, between the Issuer and the Successor Issuer, and pursuant to Articles of Combination that the Issuer and the Successor Issuer have filed with the Office of Thrift Supervision which specify November 30,2010 as the date upon which the Merger shall become effective, and simultaneously with the effectiveness of such Merger, this Supplemental Agreement shall become effective.

The parties hereto are entering into this Supplemental Agreement pursuant to, and in accordance with, Section 6.6(a) of the Base Agreement and Section 5 of the Subordinated Notes.

SECTION 1. Definitions. All capitalized terms used herein that are defined in the Base Agreement, either directly or by reference therein, shall have the respective meanings assigned them in the Base Agreement except as otherwise provided herein or unless the context otherwise requires.

SECTION 2. Assumption of Obligations.

(a)	The Successor Issuer hereby assumes, from and after the effectiveness of the Merger, all of the covenants, agreements and obligations of the Issuer under the Base Agreement.

(b)

Pursuant to, and in compliance and accordance with, Section 6.6(a) of the Base Agreement and Section 5 of the Subordinated Notes, the Successor Issuer, from and after the effectiveness of the Merger, succeeds to and is substituted for the Issuer, with the same effect as if the Successor Issuer had originally been named in the Base Agreement and the Subordinated Notes as the Issuer.

(c)	Pursuant to, and in compliance and accordance with, Section 5 of the Subordinated Notes, the Successor Issuer hereby expressly assumes, from and after the effectiveness of the Merger, the due and punctual payment of the principal of and any premium and interest on the Subordinated Notes according to their terms, and the due and punctual performance of all covenants and conditions of the Subordinated Notes on the part of the Issuer to be performed or observed.

SECTION 3. Representations and Warranties. The Successor Issuer represents and warrants that (a) it has all necessary power and authority to execute and deliver this Supplemental Agreement and to perform its obligations under the Base Agreement and the Subordinated Notes, (b) that it is the successor of the Issuer pursuant to the Merger effected in accordance with applicable law, (c) that it is a federally-chartered stock savings bank organized and existing under the laws of the United States of America, (d) that both immediately before and after giving effect to the Merger and this Supplemental Agreement, no Event of Default (as defined in the Subordinated Notes), and no event which, after notice or lapse of time or both, would become an Event of Default, has happened and is continuing and (e) that this Supplemental Agreement is executed and delivered pursuant to Section 6.6(a) of the Base Agreement and does not require the consent of the holders of any of the Subordinated Notes.

SECTION 4. Conditions of Effectiveness. This Supplemental Agreement shall become effective simultaneously with the effectiveness of the Merger, provided, however, that:

(a)	the Fiscal and Paying Agent shall have executed a counterpart of this Supplemental Agreement and shall have received one or more counterparts of this Supplemental Agreement executed by the Successor Issuer and the Issuer;

(b)	the Fiscal and Paying Agent shall have received an Officers’ Certificate stating, among other things, that (i) this Supplemental Agreement, and the Fiscal and Paying Agent’s execution and delivery hereof, is in compliance with the Base Agreement and all applicable laws; (ii) this Supplemental Agreement is authorized by the terms of the Base Agreement; (iii) this Supplemental Agreement complies with the requirements of Section 5 of the Subordinated Notes; and (iv) all conditions precedent provided for in the Base Agreement and in the Subordinated Notes relating to the Merger and this Supplemental Agreement have been satisfied;

(c)

the Fiscal and Paying Agent shall have received an opinion of counsel to the effect that (i) this Supplemental Agreement is authorized by the terms of the Base Agreement; and (ii) all conditions precedent provided for in the Base Agreement and in the Subordinated Notes relating to the Merger and this Supplemental Agreement have been satisfied; and

(d)	the Successor Issuer and the Issuer shall have duly effected the Merger.

SECTION 5. Reference to the Base Agreement.

(a)	Upon the effectiveness of this Supplemental Agreement, each reference in the Base Agreement to “this Agreement,” “hereunder,” “herein” or words of like import shall mean and be a reference to the Base Agreement, as affected, amended and supplemented hereby.

(b)	Upon the effectiveness of this Supplemental Agreement, each reference in the Subordinated Notes to the Base Agreement including each term defined by reference to the Base Agreement shall mean and be a reference to the Base Agreement or such term, as the case may be, as affected, amended and supplemented hereby.

(c)	The Base Agreement, as amended and supplemented hereby, shall remain in full force and effect and is hereby, ratified and confirmed.

SECTION 6. Counterparts. This Supplemental Agreement may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which when taken together shall constitute but one and the same instrument.

SECTION 7. Governing Law; Binding Effect. This Supplemental Agreement and the rights and obligations of the parties hereto shall be governed by and construed in accordance with the laws of the State of New York without regard to conflict of laws principles other than Section 5-1401 of the New York General Obligations Law, and shall be binding upon the parties hereto and their respective successors and assigns.

SECTION 8. Effect of Headings. The section headings herein are for convenience of reference only and shall not affect the construction hereof.

SECTION 9. The Fiscal and Paying Agent. The Fiscal and Paying Agent shall not be responsible in any manner whatsoever for or in respect of the validity or sufficiency of this Supplemental Agreement or the due execution thereof by the Issuer or the Successor Issuer. The recitals of fact contained herein shall be taken as the statements solely of the Issuer or the Successor Issuer, and the Fiscal and Paying Agent assumes no responsibility for the correctness thereof.

[Signatures on following page]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first written above.

PEOPLE’S UNITED BANK

By:
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

BANK OF SMITHTOWN

By:
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Fiscal and Paying Agent

By:
Name:
Title:

[Signature Page for Supplemental Fiscal and Paying Agency Agreement to June 29, 2009 Agreement}

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first written above.

PEOPLE’S UNITED BANK

By:
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

BANK OF SMITHTOWN

By:
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Fiscal and Paying Agent

By:
Name:
Title:

[Signature Page for Supplemental Fiscal and Paying Agency Agreement to June 29, 2009 Agreement]

IN WITNESS WHEREOF, the parties hereto have caused this Supplemental Agreement to be duly executed as of the day and year first written above.

PEOPLE’S UNITED BANK

By:
	Name:	Paul D. Burner
	Title:	Senior Executive Vice President and Chief Financial Officer

BANK OF SMITHTOWN

By:
	Name:	Bradley E. Rock
	Title:	Chairman and Chief Executive Officer

WILMINGTON TRUST COMPANY, not in its individual capacity, but solely as Fiscal and Paying Agent

By:
	Name:	Geoffrey J. Lewis
	Title:	Assistant Vice President

[Signature Page for Supplemental Fiscal and Paying Agency Agreement to June 29, 2009 Agreement]